Exhibit 10.5

First Amendment to Employee Matters Agreement

This First Amendment to Employee Matters AGREEMENT (this “Agreement”), dated as of February 12, 2020, is entered into by and between Recro Pharma, Inc., a Pennsylvania corporation (“Recro”), and Baudax Bio, Inc., a Pennsylvania corporation (“Baudax”). “Party” or “Parties” means Recro or Baudax, individually or collectively, as the case may be.

RECITALS

WHEREAS, Baudax and Recro are parties to that certain Employee Matters Agreement, dated as of November 20, 2019 (the “Agreement”), pursuant to which each of Baudax and Recro have agreed to provide to the other certain transition services, as more particularly described and upon the terms and subject to the conditions set forth in the Agreement;

WHEREAS, pursuant to Section 7.1 of the Agreement, which incorporated by reference Section 10.10 of that certain Separation Agreement, by and between Recro and Baudax dated as of November 20, 2019 (the “Separation Agreement”), the Agreement may not be terminated, modified or amended except by an agreement in writing signed by Recro and Baudax;

WHEREAS, Baudax and Recro desire to amend the Agreement as set forth herein in accordance with Section 10.10 of the Separation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Article I
AGREEMENT

Section 1.1.Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Section 1.2.Amendments to Agreement.

(a)Section 1.3 is hereby amended and restated in its entirety as follows:

“Baudax Employee” means any individual who, as of the Distribution Effective Time, is either actively employed by or then on a short-term leave of absence from Baudax or a Baudax Group member (including maternity, paternity, family, sick, short-term disability leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) or who is employed by Recro or a Recro Group member and who becomes a Baudax Employee pursuant to the operation of this Agreement or who is employed by Baudax or a Baudax Group member after the Distribution Effective Time but prior to the Benefits Commencement Date.

(b)Section 1.8 is hereby amended and restated in its entirety as follows:

“Benefits Commencement Date” means January 1, 2021 unless otherwise negotiated between the Parties.

Section 1.3.No Other Changes.  Except as expressly provided in this Amendment, all provisions of the Agreement shall remain in full force and effect and are not modified by this Amendment.

Article II
GENERAL

Section 2.1.Governing Law.  This Amendment and any Dispute related hereto shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, U.S.A., without giving effect to the conflicts of laws principles thereof that might lead to the application of laws other than the Laws of the Commonwealth of Pennsylvania.

Section 2.2.Miscellaneous.  The provisions of Article VII of the Agreement shall apply, mutatis mutandis, as if fully set forth in this Amendment.

Section 2.3.Counterparts.  This Amendment may be executed in any one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this First Amendment to Employee Matters Agreement to be duly executed as of the day and year first above written.

RECRO PHARMA, INC.

By:  _______________________

Name: Gerri Henwood

Title: President and Chief Executive Officer

BAUDAX BIO, INC.

By:  _______________________

Name: Ryan Lake

Title: Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Employee Matters Agreement]